EXHIBIT 10.3.1


                        AMENDMENT TO EMPLOYMENT AGREEMENT

         This AMENDMENT TO EMPLOYMENT AGREEMENT is entered into as of February 28, 2000 by and between Hi-Shear Technology Corporation, a Delaware corporation (hereinafter referred to as the "Company"), and George W. Trahan (hereinafter referred to as "Executive") under the following terms and conditions:

                                    RECITALS:

         WHEREAS, the Company and Executive are parties to that certain Employment Agreement dated June 1, 1998;

         WHEREAS, the Company and Executive desire to amend certain sections of the Employment Agreement date June 1, 1998 by and between Hi-Shear Technology Corporation and George W. Trahan.

         The parties hereto agree as follows:

         TERM: The term of this Agreement shall continue through February 28, 2005.

         COMPENSATION: The Company shall pay or cause one or more of its subsidiaries to pay Executive during the term hereof a salary at the rate of $275,000 per year. Salary will be increased $10,000 per year each twelve months for the term of the Agreement.

         DUTIES AND RESPONSIBILITIES: Executive shall serve as the President, Chief Executive Officer, Co-Chairman.

         CORPORATE APPROVALS: The Company represents and warrants that the execution of this Agreement by its corporate officer named below has been duly authorized by the Board of Directors of the Company, is not in conflict with any Bylaw or other agreement and will be a binding obligation of the Company, enforceable in accordance with its terms.

         IN WITNESS WHEREOF, the parties hereto have executed this Amended Agreement as of February 28, 2000.

THE COMPANY:                        HI-SHEAR TECHNOLOGY CORPORATION


                                    By:     /S/ THOMAS R. MOONEY
                                            -------------------------
                                            Thomas R. Mooney

EXECUTIVE:                                  /S/ GEORGE W. TRAHAN
                                            -------------------------
                                            George W. Trahan